Exhibit 10.3

THE FERGUSON GROUP INTERNATIONAL

SHARESAVE PLAN 2019

Approved by resolution of the shareholders of the Company in a general meeting held on 25 April 2019 and amended by resolution of the Board of the Company on

27 January 2021

Appendix A (UK SAYE) registered with HMRC with reference

XH1100000156799

Approved by resolution of the shareholders of the Company in a general meeting held on 25 April 2019 and amended by resolution of the Board of the Company on

27 January 2021

THE FERGUSON GROUP INTERNATIONAL SHARESAVE PLAN 2019

1.	DEFINITIONS

1.1 In this Scheme, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

the Act means the UK Income Tax (Earnings and Pensions) Act 2003;

Adoption Date means 25 April 2019 or, if applicable, the date that approval for the Scheme is renewed by the Company’s shareholders in general meeting;

Associated Company means an associated company of the Company within the meaning given to those words by paragraph 47 of Schedule 3 to the Act;

the Board means the board of directors of the Company or a duly authorised committee thereof;

Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company;

the Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484;

Control shall have the meaning given to that word by section 995 of the Income Tax Act 2007;

the Date of Grant means the date on which an Option is granted;

DI means a depositary interest representing an ordinary share in the capital of the Company;

DRS statement means the direct registration system statement of account representing certificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

DTC means the Depository Trust Company, being the system used to settle trades of uncertificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

Eligible Employee means any employee (including an executive director) who is eligible to participate in the Scheme under the provisions of rule 2.3;

Exercise Price means the price per Share, expressed in sterling, payable on the exercise of an Option as determined under rule 2.5 (subject to adjustment under rule 11);

Grant Period means the period of 42 days commencing on:

(a)	the Adoption Date;

(b)	the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half year or other period; or

(c)	any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;

the Group means the Company and the Subsidiaries and member of the group shall be construed accordingly;

the Invitation Date means the date on which an invitation to apply for an Option is issued;

London Stock Exchange means London Stock Exchange plc or any successor body thereto;

Market Value means, in relation to a Share on any day the middle market quotation for a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the dealing day before the Date of Grant or, if the Committee so determines, the average of the middle-market quotations for a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) during such period as the Committee may determine but not exceeding 30 dealing days ending with the dealing day before the Date of Grant provided that such dealing day(s) fall within a Grant Period;

the Maturity Date means in relation to any Option or application for an Option, such date as is stipulated by the Board in the invitation to apply for the Option or in any explanatory material relating to the Option (which shall not normally be less than three years from the Date of Grant of an Option);

Maximum Savings Contribution means £500 or such greater amount as is for the time being permitted by the Board under the UK SAYE or (where the Savings Contribution is expressed in a Nominated Currency) the Nominated Currency equivalent thereof where the equivalent amount has been calculated by reference to the rate of exchange determined at the Invitation Date pursuant to rule 2.2 or such other rate as the Board may from time to time determine pursuant to rule 7.6;

Minimum Savings Contribution means £10 or such other minimum amount as the Board shall from time to time determine or (where the Savings Contribution is expressed in a Nominated Currency) the Nominated Currency equivalent thereof where the equivalent amount has been calculated by reference to the rate of exchange determined at the Invitation Date pursuant to rule 2.2 or such other rate as the Board may from time to time determine pursuant to rule 7.6;

Monthly Contribution means the monthly sum which shall not be less than the Minimum Savings Contribution nor more than the Maximum Savings Contribution which an Option Holder has elected to save under his Savings Arrangement which may be expressed either in whole sterling pounds or, at the discretion of the Board, in specified units of a Nominated Currency;

NASDAQ means Nasdaq, Inc. or any successor body thereto;

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New York Stock Exchange means New York Stock Exchange, Inc. or any successor body thereto;

Nominated Currency means any currency nominated by the Board pursuant to rule 2.2;

Non-UK Company Reorganisation Arrangement shall have the meaning given to that term in Appendix A to this Scheme;

Option means a right granted under the Scheme to subscribe for or purchase Shares, which is for the time being subsisting

Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);

Old Ferguson means Ferguson Holdings Limited, a company incorporated in Jersey with registered number 106605;

Old Ferguson Shares means fully paid ordinary shares in the capital of Old Ferguson;

Participating Company means the Company and each Subsidiary which has been nominated by the Board as a Participating Company for the purposes of the Scheme;

Relevant Date means:

(a)	if the Relevant Event falls within rule 9.1(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;

(b)

if the Relevant Event falls within rule 9.1(b), either the date on which the scheme of arrangement is sanctioned by the court or the date on which the scheme of arrangement becomes effective (as determined by the Board in its absolute discretion);

(c)	if the Relevant Event falls within rule 9.1(c), the date on which the person first becomes so bound or entitled; or

(d)	if the Relevant Event falls within rule 9.1(d), the date on which notice of the resolution is given;

Relevant Event shall have the meaning given to that term in rule 9.1;

Savings Arrangement means a savings arrangement relating to an Option which has been approved by the Board for the purposes of the Scheme;

Schedule 3 means Schedule 3 to the Act;

Schedule 3 SAYE Option Scheme has the meaning given to that term by paragraph 49 of Schedule 3;

Scheme of Arrangement means the scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce the Company as a new, Jersey-incorporated holding company to the Group;

Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms;

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the Scheme means this Ferguson Group International Sharesave Plan 2019 as amended from time to time;

Shares means:

(a)	fully paid ordinary shares of 10 pence each in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC;

(b)	where appropriate the DIs representing such shares; and/or

(c)	shares, or DIs representing those shares or DIs following any Capital Reorganisation;

Sharesave Scheme means a sharesave scheme established by the Company or Old Ferguson;

Subsidiary means any subsidiary of the Company within the meaning of section 1159 of and Schedule 6 to the UK Companies Act 2006 over which the Company has Control;

Tax Year means the calendar year or, if it would result in a longer period for the exercise of an Option, the 12 month period in respect of which the Participant’s employing company is obliged to pay tax;

Trustee means the trustee or trustees of any employee benefit trust established by the Company;

UK SAYE means the UK sub-plan which is set out in Appendix A to the Scheme and which is registered with HM Revenue & Customs as a Schedule 3 SAYE option scheme under which options are granted to employees in the UK;

United States Stock Exchange means the New York Stock Exchange, NASDAQ or such other recognised stock exchange in the United States, on which the Shares are listed;

US Tax means taxation under the rules of the United States of America; and

US Taxpayer means a person who is or becomes subject to US Tax.

1.2 Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 References to any act or statutory instrument of UK Parliament or the legislative bodies of Jersey, the United States of America or the European Union (the EU) shall include any modification, amendment or re-enactment thereof (and shall, in respect of any EU legislation, include any UK legislation enacted in replacement thereof following the UK’s departure from the EU).

1.4 Notwithstanding any other provisions of the Scheme, where an Eligible Employee and/or Option Holder is paid salary other than on a monthly basis:

(a)	references to “months” and “monthly” in the rules shall be interpreted by the Board in such manner as it, in its absolute discretion, considers appropriate; and

(b)

the Board shall take all such steps as it considers necessary or desirable to ensure that an Eligible Employee and/or Option Holder who is paid salary other than monthly is no better or worse off under the Scheme than an Eligible Employee and/or Option Holder who is paid salary monthly.

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2.	INVITATION FOR OPTIONS

2.1 The Board may, during a Grant Period, but otherwise in its absolute discretion, invite such Eligible Employees as it shall determine to apply for Options at the Exercise Price.

2.2 The Board may nominate a currency other than pounds sterling in which Eligible Employees may elect to save pursuant to rule 7.1, and may determine an exchange rate for pounds sterling and such Nominated Currency which shall be used at the Invitation Date for the purpose of calculating the Nominated Currency equivalent of the Monthly Contribution, the Minimum Savings Contribution and the Maximum Savings Contribution. At any time, there may be more than one currency nominated pursuant to this rule.

2.3 Any employee (including an executive director) of a Participating Company who has been continuously employed by a Participating Company for a period of up to 12 months is potentially eligible to join the Scheme, unless he has given, or been given, notice to terminate his contract of employment.

2.4 Subject to the specific provisions contained in these rules, the form, manner and timing of invitations to apply for Options, the form of any Savings Arrangement, the Maturity Dates of the Options, and the maximum number of Shares in respect of which invitations are made on any day (subject to rule 6), shall be at the absolute discretion of the Board. The Board may adopt Appendices setting out specific requirements in relation to particular overseas countries if that is necessary or desirable to take account of local tax, exchange control or securities laws in such overseas countries.

2.5 The Exercise Price shall be determined by the Board but shall not be less than the higher of:

(a)	in the case of an Option to subscribe for Shares, the nominal value of a Share on the Date of Grant; and

(b)	the International Minimum Price.

2.6 For the purposes of rule 2.5(b), the International Minimum Price means such amount as is stipulated by the Board at the Invitation Date being an amount not less than 80 per cent. of the Market Value of a Share on the Date of Grant or other preceding date or dates during a Grant Period as may be determined by the Board.

3.	APPLICATION FOR OPTIONS

3.1 If an Eligible Employee wishes to apply for an Option he must, within such period after the Invitation Date as is stated in the invitation, deliver to the Company (or its appointed agent) a duly completed form of application as prescribed by the Board together with a duly completed and signed application for a Savings Arrangement.

3.2 The Board may, in its sole discretion, treat late applications as valid unless they are received after the Date of Grant.

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4.	SCALING DOWN

4.1 If valid applications are received for Options over a number of Shares in excess of that which the Board has determined to make available on a particular occasion, the Board may scale down applications, in such manner as it may consider appropriate.

4.2 The Board may, as an alternative, determine in its absolute discretion that no Options shall be granted.

4.3 If, in applying the scaling down provisions contained in rule 4.1, Options cannot be granted within the 30 day period referred to in rule 5.1 below, the Board may extend that period by up to 12 days regardless of the expiry of the relevant Invitation Period.

5.	GRANT OF OPTIONS

5.1 Following the receipt by the Company of valid applications the Board may, subject to rules 3.2 and 4, on a single date which shall not be later than 30 days after the earliest date by reference to which the Exercise Price was calculated, grant all (but not some) of the Options for which application has been made on that occasion by Eligible Employees (provided that they comply with the conditions of eligibility in rule 2.3 on the Date of Grant) in consideration of such Eligible Employees agreeing to enter into the Savings Arrangements. As soon as practicable thereafter, the Board shall procure the issue of an option certificate or letter of grant to each Eligible Employee who has been granted an Option. No cash payment shall be made for the grant of an Option.

5.2 No Option shall be granted under the Scheme more than ten years after the Adoption Date.

6.	SCHEME LIMITS

6.1 No individual may be invited to apply for, or may be granted, an Option over such number of Shares that the granting of such Option and the entry into the related Savings Arrangement would result in the infringement of rules 6.2 or 6.3.

6.2 No Eligible Employee may be granted an Option if his Monthly Contributions under the related Savings Arrangement, when added to the sum of his monthly contributions under any other subsisting Sharesave Scheme, would exceed £250 or such greater amount as is for the time being permitted by the Board under the UK SAYE or (at the discretion of the Board) the Nominated Currency equivalent thereof where the equivalent amount has been calculated by reference to the rate of exchange determined at the Invitation Date pursuant to rule 2.2 or such other rate as the Board may from time to time determine pursuant to rule 7.6. Prior to any Invitation Date, the Board may determine that, for the purposes of calculating the limit in this rule 6.2, any monthly contributions under savings arrangements entered into in connection with options granted under any other subsisting Sharesave Scheme that the Eligible Employee has cancelled (or which has lapsed pursuant to its terms) before the relevant Maturity Date of such option will be deemed to be monthly contributions being made by such Eligible Employee at the Invitation Date.

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6.3 No Option to subscribe for Shares shall be granted if the result of that grant would be that the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time, when added to the number of Shares or Old Ferguson Shares that:

(a)

could be issued on the exercise of any other subsisting share options granted during the preceding ten years from the proposed Date of Grant under the Scheme or any other employee share option scheme operated by the Company or Old Ferguson; and

(b)

have been issued on the exercise of any share option granted during the preceding ten years from the proposed Date of Grant under the Scheme or any other employee share option scheme operated by the Company or Old Ferguson; and

(c)

have been issued during the preceding ten years from the proposed Date of Grant under any profit sharing or other employee share incentive scheme (not being a share option scheme) operated by the Company or Old Ferguson, would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue.

6.4 Reference in this rule 6 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares. Where Shares are allotted or issued to the Trustee for the purpose of satisfying Options by way of transfer of Shares by the Trustee, that should be treated as an issue of Shares. Where Shares are transferred or to be transferred from treasury under this Scheme or any other employee share scheme, such Shares shall (for so long as it remains a guideline of institutional shareholders) be treated as an issue of Shares.

6.5 In determining the limit set out in rule 6.3, no account shall be taken of any Shares where the right to acquire the Shares has been surrendered, has lapsed or is otherwise forfeit.

7.	TERMS OF SAVINGS ARRANGEMENTS

7.1 The Monthly Contribution under an Eligible Employee’s Savings Arrangement shall be subject to the limits in rule 6.2. An Eligible Employee may elect to save in either whole sterling pounds, or (at the discretion of the Board) in an equivalent amount in a Nominated Currency. The equivalent amount of the Nominated Currency shall be calculated by reference to the rate of exchange fixed at the Invitation Date pursuant to rule 2.2 or such other rate as the Board may determine from time to time pursuant to rule 7.6.

7.2 The Monthly Contribution shall, unless the Board agrees to a different method for collection, be deducted from the Eligible Employee’s net pay on a monthly basis.

7.3 If an Option Holder misses more than 12 Monthly Contributions under the Savings Arrangement, the Option shall lapse. If an Option Holder withdraws monies from his Savings Arrangement other than with a view to the exercise of a related Option, that Option shall lapse.

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7.4 If applications are scaled down under rule 4 on any occasion, the Monthly Contributions under Savings Arrangements which Eligible Employees have specified in their applications shall, where necessary, be scaled down to such sums in whole pounds sterling (or whole units of an equivalent amount in a Nominated Currency, as the case may be where the equivalent amount of the Nominated Currency has been calculated by reference to the exchange rate determined at the Invitation Date pursuant to rule 2.2). The resulting Monthly Contribution shall not be less than the Minimum Savings Contribution.

7.5 The Savings Arrangement shall be personal to the Eligible Employee and, regardless of the terms of the Option, any savings arising under it shall be the property of the Eligible Employee concerned.

7.6 Where the Monthly Contribution is paid in a Nominated Currency and the amount is equivalent to a sterling amount calculated on the basis of the exchange rate determined at the Invitation Date pursuant to rule 2.2 (the Original Sterling Amount) the Board may, in exceptional circumstances, and on one or more occasions during the course of the Savings Arrangement, alter the exchange rate fixed at the Invitation Date to take account of general currency movements and may permit the Nominated Currency amount of the Monthly Contribution to be altered from such date so that, calculated by reference to such new exchange rate, it is equivalent to the Original Sterling Amount.

7.7 Unless the provisions in rule 4 apply, an Option shall be granted to an Eligible Employee over such number of Shares (N) as is calculated according to the following formula and any fraction of a Share shall be rounded down to the nearest whole Share:

Where:

MC represents the Monthly Contribution which the Eligible Employee has elected to save under his Savings Arrangement;

Y represents such number of months as the Board may determine prior to the relevant Invitation Date (the Option Period) plus an additional number of months’ Monthly Contributions which the Board estimates to be equivalent to the likely amount of interest (if any) to be earned on the Savings Arrangement;

EP represents the Exercise Price.

For the avoidance of doubt if, at the Maturity Date, the actual proceeds of the Savings Arrangement are less than MC, the Option Holder may not top-up the proceeds from a separate source.

In no event may the Option Holder acquire on exercise a greater number of Shares than that over which the Option is granted (and the excess savings shall be returned to the Option Holder).

8.	EXERCISE AND LAPSE OF OPTIONS

8.1 Save as otherwise permitted in these rules, an Option may only be exercised:

(a)	during the six months following the Maturity Date relating to it; and

(b)	by an Option Holder who is, at the date of exercise, an employee of a Participating Company,

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and, if not exercised, shall lapse at the end of the six month period following the Maturity Date. If, during the six months’ exercise period referred to above, the Option Holder is subject to any dealing restrictions under the Financial Conduct Authority’s Listing Rules, Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse or any equivalent or successor legislation or any relevant share dealing code of the Company, the six months’ exercise period shall be suspended until such later date as those dealing restrictions lift. The Option Holder may exercise an Option by written notice to the Company in such form as the Board may prescribe. An Option may only be exercised with Monthly Contributions which have been made as at the date of exercise, including any interest as at such date. No account shall be taken of any Monthly Contribution the due date of which arises after the date of exercise, or any interest in respect of that Monthly Contribution. Notwithstanding any other provision in these rules, no Option may be exercised more than 10 years after its Date of Grant.

8.2 Every Option granted under this Scheme shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted in this rule 8.2 shall cause the Option to lapse.

8.3 Subject to rule 8.6, where an Option Holder ceases to be an employee of a Participating Company before the expiry of six months after the Maturity Date of any outstanding Options:

(a)

by reason of redundancy (as determined by the Board), injury, retirement or disability, he may exercise any outstanding Options within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Maturity Date;

(b)	on:

(i)	his employing company ceasing to be under the Control of the Company; or

(ii)	the business (or part of a business) in which he is employed being transferred to a person who is neither an Associated Company nor a company over which the Company has Control,

he may exercise any outstanding Options within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Maturity Date; or

(c)

for any other reason as the Board in its absolute discretion may determine, he may exercise any outstanding Options within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Maturity Date.

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8.4 If an Option Holder ceases to be an employee of a Participating Company before the expiry of six months after the Maturity Date of any outstanding Options:

(a)	by reason of dismissal for gross misconduct, serious breach or non-observance of his contract of employment or failure or refusal to carry out the duties assigned to him thereunder; or

(b)	for any reason not mentioned in rule 8.3 (other than death),

his Options lapse automatically upon such cessation.

8.5 If an Option Holder dies, Options granted to him may be exercised by his personal representatives at any time within the 12 month period following:

(a)	the date of death, if the date occurred before the relevant Maturity Date; and

(b)	the Maturity Date, if the death occurred within six months following the relevant Maturity Date,

failing which exercise, the Options shall lapse automatically.

8.6 For the purposes of rule 8.3, an Option Holder shall not be treated as ceasing to be an employee of a Participating Company until he ceases to hold an office or employment in the Company or any company over which the Company has Control or any Associated Company.

8.7 Notwithstanding rule 8.1(b), if, at the Maturity Date, an Option Holder’s employing company has ceased to be a Participating Company but is an Associated Company or a company over which the Company has Control, Options may be exercised within (but no later than) six months following the Maturity Date.

8.8 If, before the Option has become exercisable, the Option Holder:

(a)	gives notice, or is deemed to have given notice, under the terms of the related Savings Arrangement that he intends to stop paying contributions to that Savings Arrangement; or

(b)	makes an application for repayment of the related Savings Arrangement,

the Option shall automatically lapse.

8.9 If an Option becomes exercisable under any provision of the Scheme before the Maturity Date, it shall be exercisable only over such number of Shares (S) as is calculated according to the following formula and any fraction of a Share shall be rounded down to the nearest whole Share:

Where:

Z represents the accrued savings under the Savings Arrangement relating to an Option as at the date of exercise of such Option;

EP represents the Exercise Price of an Option (subject to any adjustments made pursuant to rule 11);

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8.10 If the actual proceeds of the Savings Arrangement exceeds the amount payable on exercise of the Option to acquire the number of Shares determined under rule 8.9, the excess savings shall be returned to the Option Holder.

8.11 An Option shall lapse immediately after it is first exercised notwithstanding that it shall not have been exercised in respect of the maximum number of Shares over which the Option was granted.

8.12 This rule 8.12 shall apply to US Taxpayers. Notwithstanding anything to the contrary contained in the Scheme, an Option Holder who is a US Taxpayer may only exercise an Option within the shorter of any exercise period specified in the rules of this Scheme and the expiry of two and a half calendar months after the end of the Tax Year in which the Option is no longer subject to a substantial risk of forfeiture, and thereafter, such Option shall immediately lapse and automatically be cancelled and cease to have any further legal force or effect whatsoever. Options granted to US Taxpayers are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, pursuant to the short-term deferral exemption described in Section 1.409A-1(b)(4) of the treasury regulations issued under the Code, and the Scheme and any option certificate in respect of an Option granted to a US Taxpayer shall be interpreted, operated and administered in a manner consistent with such intention.

9.	TAKE-OVER AND LIQUIDATION

9.1 This rule 9 applies if:

(a)	any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all of the Shares;

(b)

any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law;

(c)	any person becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(d)	notice is given of a resolution for the voluntary or compulsory winding-up of the Company, or

(e)

any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which becomes binding on the shareholders covered by it,

(each a Relevant Event).

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9.2 Where this rule 9 applies and subject to rules 9.3 and 10 below, all outstanding Options will (unless the Board determines otherwise prior to the Relevant Date) be automatically exercised on the Relevant Date (whether or not the Relevant Event occurs before or within six months of the Maturity Date) provided that the Exercise Price is equal to or less than the relevant offer price or consideration (as determined by the Board), if applicable. Where this rule 9 applies, and subject to rule 9.3 below, any outstanding Options that are not exercised on the Relevant Date shall lapse automatically and any savings under the relevant Savings Arrangement relating to such Options shall be returned to the Option Holder save that in the case of any Option which has become exercisable under rule 8.5, such Option shall not lapse under this rule 9.2 on the expiry of the sixth month period following any of the Relevant Events mentioned in rule 9.1(a), (b), (c) or (e) but shall lapse only on the expiry of the relevant 12 month period under rule 8.5. For the avoidance of doubt, any such Option may lapse on the expiry of the six month period arising under rule 9.1(d) even if this occurs before the expiry of the relevant 12 month period under rule 8.5.

9.3 Without prejudice to the operation of rule 10, Options shall not be exercisable without the consent of the Board under the foregoing provisions of this rule 9 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Board determines otherwise in its absolute discretion, an Option will in such circumstances be exchanged for equivalent options in accordance with rule 10 below.

10.	OPTION ROLLOVER

10.1 If any company (the acquiring company):

(a)	obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	a general offer to acquire all the Shares; or

(b)	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(c)	becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law,

(d)	obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which has become binding on the shareholders covered by it,

and notice of a replacement option is given (with the consent of the acquiring company), then, on the Relevant Date, any Option which has not lapsed (the old option) shall automatically be released and shall be replaced by an option (the new option) which (in the opinion of the Board) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor).

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10.2 The provisions of the Scheme shall be construed as if:

(a)	the new option were an option granted under the Scheme at the same time as the old option;

(b)

references to the Company in the rules were references to the new grantor provided that references to the Participating Company shall continue to be construed as if references to the Company within this definition were to Ferguson plc (company number 128484);

(c)	references to the Board in the rules were references to the board of directors of the new grantor;

(d)	references to Shares were references to shares in the new grantor;

(e)	the Savings Arrangement entered into in connection with the old option had been made in connection with the new option; and

(f)	the Maturity Date in relation to the new option was the same as that in relation to the old option.

11.	ADJUSTMENT OF OPTIONS

11.1 In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend which would otherwise materially affect the value of an Option), the Exercise Price, the description of Shares and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine: Provided that:

(a)	no adjustment shall be made pursuant to this rule which would increase the aggregate Exercise Price of any Option; and

(b)	no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share.

11.2 Any adjustment to Options made pursuant to this rule 11 shall be notified to the relevant Option Holder.

12.	ALLOTMENT OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

Subject to any necessary consents, to payment being made for the Shares and to compliance by the Option Holder with the terms of the Scheme, not later than 30 days after receipt of any notice of exercise in accordance with rule 8, the Company shall either allot and issue or procure the transfer of Shares to the Option Holder (or to his nominee). The Company shall or, if applicable, shall procure that the Trustee shall, (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Option Holder (or such nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares.

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13.	RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO OPTIONS

13.1 All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.

13.2 Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company from time to time in force.

14.	AVAILABILITY OF SHARES

14.1 The Company shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.

14.2 If and so long as the Shares are admitted to listing by the Financial Conduct Authority and admitted to trading on the London Stock Exchange, the Company will, at its expense, apply to the Financial Conduct Authority and to the London Stock Exchange for admission to the Official List (unless listing has already been granted) and for trading, respectively, of Shares allotted on the exercise of any Option.

15.	ADMINISTRATION AND AMENDMENT

The decision of the Board shall be final and binding in all matters relating to the Scheme and it may at any time discontinue the grant of further Options or amend any of the provisions of the Scheme in any way it thinks fit: Provided that:

(a)

except as herein provided, the Board shall not make any amendment that would materially prejudice the interests of existing Option Holders in any jurisdiction in which the Scheme operates except with the prior consent or sanction of the Option Holders in that jurisdiction who, if they exercised their Options in full, would thereby become entitled to a majority of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Options in that jurisdiction;

(b)	no amendment to the advantage of Eligible Employees or Option Holders may be made to:

(i)	the definition of Eligible Employee;

(ii)	the limitations on the number of Shares subject to the Scheme;

(iii)	the maximum entitlement for any Eligible Employee under the Scheme;

(iv)	the basis for determining an Eligible Employee’s entitlement to Shares under the Scheme;

(v)	the terms of Shares to be provided under the Scheme; and

(vi)	the adjustments to Options, under rule 11, in the event of a Capital Reorganisation,

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without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and Option Holders or any member of the Group;

(c)	without prejudice to any provision of the Scheme which provides for the lapse of an Option, the Board may not cancel an Option unless the Option Holder agrees in writing to such cancellation.

16.	TAX

Any liability of an Option Holder to taxation or social security contributions shall be for the account of the relevant Option Holder and the issue or transfer of any Shares subject to an Option Holder’s Option shall be conditional upon the Option Holder having discharged the amount required to satisfy the taxation or social security contributions which arise in respect of the Option and the Shares subject to the Option to the satisfaction of the Company, or otherwise having complied with any arrangements specified by the Company to secure that such taxation or social security contributions are satisfied including irrevocably authorising the Company to sell or procure the sale of sufficient Shares on or following the exercise of his Option on his behalf to ensure that any relevant member of the Group or former member of the Group receives the amount required to discharge the taxation or social security contributions which arise and by participating in the Scheme an Option Holder is deemed to have given such authorisation.

17.	GENERAL

17.1 Any Participating Company may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by applicable law.

17.2 Notwithstanding any other provision of the Scheme:

(a)	the Scheme shall not form part of any contract of employment between the Company or any Subsidiary and an Option Holder;

(b)

no Eligible Employee has any right to be granted an Option and the fact that an Eligible Employee may have received invitations to participate in the Scheme and/or been granted Options under the Scheme shall not entitle any Eligible Employee to future invitations or grants;

(c)

the benefit to an Option Holder of participation in the Scheme (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his contractual remuneration or benefits or count as his contractual remuneration or benefits for any purpose;

(d)

nothing in the Scheme shall in any way be construed as imposing upon any member of the Group a contractual obligation as between the member of the Group and an Option Holder to contribute to the Scheme; and

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(e)

if an Option Holder ceases to be employed within the Group, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Scheme (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be employed within the Group whether lawfully or unlawfully) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise (or by way of similar provisions of the law of the jurisdiction in which the Option Holder is resident).

By participating in the Scheme, an Option Holder is deemed to have agreed to the provisions of the Scheme and in particular, this rule 17.2.

17.3 The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.4 Any notice or other document required to be given under or in connection with the Scheme may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with the Scheme may be delivered or sent by post to it at its corporate services office at 1020 Eskdale Road, Winnersh, Wokingham RG41 5TS (or such other place or places as the Board may from time to time determine and notify to Option Holders).

17.5 The Company, or where the Board so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.

17.6 Benefits under this Scheme shall not be pensionable.

17.7 By accepting the grant of an Option, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.

17.8 These rules shall be governed by, and construed in accordance with, the laws of England. Unless specifically stated otherwise, each Option Holder, the Company and any other Participating Company or Associated Company submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with the Scheme.

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APPENDIX A

THE UK SAYE

The provisions of this Appendix A should apply to any Eligible Employee of a UK Participating Company.

1.	DEFINITIONS

1.1 In this Appendix A, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

the Act means the UK Income Tax (Earnings and Pensions) Act 2003;

Adoption Date means 25 April 2019 or, if applicable, the date that approval for this Appendix A is renewed by the Company’s shareholders in general meeting;

Appendix A means this Appendix A of the Scheme as may be amended from time to time;

Associated Company means an associated company of the Company within the meaning given to those words by paragraph 47 of Schedule 3 to the Act;

the Board means the board of directors of the Company or a duly authorised committee thereof;

Bonus Date means, in relation to an Option:

(a)	where the Option is linked to a three year Savings Contract, the earliest date on which the bonus is payable under that Savings Contract (that is, after making 36 Monthly Contributions); or

(b)

where the Option is linked to a five year Savings Contract under which the Option Holder has elected to receive the five year bonus, the earliest date on which the five year bonus is payable under that Savings Contract (that is, after making 60 Monthly Contributions);

Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company;

the Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484;

Continuous Service has the same meaning as continuous employment in the Employment Rights Act 1996;

Control shall have the meaning given to that word by section 995 of the Income Tax Act 2007;

the Date of Grant means the date on which an Option is granted;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

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DI means a depositary interest representing an ordinary share in the capital of the Company;

Eligible Employee means any employee (including an executive director) who is eligible to participate in this Appendix A under the provisions of rule 2.2;

Exercise Price means the price per Share payable on the exercise of an Option as determined under rule 2.4 (subject to adjustment under rule 11);

Grant Period means the period of 42 days commencing on:

(a)	the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half year or other period;

(b)	any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options; or

(c)	any day on which any change to the legislation affecting a Schedule 3 SAYE Option Scheme is proposed or made;

the Group means the Company and the Subsidiaries and member of the group shall be construed accordingly;

HMRC means Her Majesty’s Revenue & Customs;

the Invitation Date means the date on which an invitation to apply for an Option is issued;

London Stock Exchange means London Stock Exchange plc or any successor body thereto;

Market Value means in relation to a Share on any day:

(a)	if and so long as the Shares are listed by the Financial Conduct Authority, its middle market quotation (as derived from the Daily Official List of the London Stock Exchange); or

(b)

subject to (a) above, its market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares and Assets Valuation Division of HMRC;

in either case, determining if so required for the purposes of any relevant provision in Schedule 3, the market value of a Share that is subject to a Restriction, as if it were not subject to the Restriction;

Maximum Savings Contribution means £500 or such greater amount as is for the time being permitted under paragraph 25(3) of Schedule 3 and approved by the Board;

Minimum Savings Contribution means the amount of the monthly contribution to be paid under the Savings Contract being not less than £10 or such other minimum amount as may be permitted under paragraph 25 of Schedule 3 and approved by the Board from time to time;

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Monthly Contribution means the monthly sum which shall not be less than the Minimum Savings Contribution nor more than the Maximum Savings Contribution which an Option Holder has elected to save under his Savings Contract;

Non-UK Company Reorganisation Arrangement has the meaning given to that term by paragraph 47A of Schedule 3;

Option means a right granted under this Appendix A to subscribe for or purchase Shares, which is for the time being subsisting;

Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);

Old Ferguson means Ferguson Holdings Limited, a company incorporated in Jersey with registered number 106605;

Old Ferguson Shares means fully paid ordinary shares in the capital of Old Ferguson;

Participating Company means the Company and each Subsidiary which has been nominated by the Board as a Participating Company for the purposes of this Appendix A;

Relevant Date means:

(a)	if the Relevant Event falls within rule 9.1(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;

(b)	if the Relevant Event falls within rule 9.1(b), the date on which the scheme of arrangement is sanctioned by the court;

(c)	if the Relevant Event falls within rule 9.1(c), the date on which the person first becomes so bound or entitled; or

(d)	if the Relevant Event falls within rule 9.1(d), the date on which notice of the resolution is given; or

(e)	if the Relevant Event falls within rule 9.1(e), the date on which the Non-UK Reorganisation Arrangement becomes binding on the shareholders covered by it;

Relevant Event shall have the meaning given to that term in rule 9.1;

Restriction means a restriction within the meaning given to that term by paragraph 48(3) of Schedule 3;

Savings Contract means a contract under a certified contractual savings scheme, within the meaning of paragraph 24 of Schedule 3, the terms of which must be the same for each participant;

Schedule 3 means Schedule 3 to the Act;

Schedule 3 SAYE Option Scheme has the meaning given to that term by paragraph 49 of Schedule 3;

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Scheme of Arrangement means the Scheme of Arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce a new, Jersey-incorporated holding company to the Group;

Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms;

the Scheme means the Ferguson Group International Sharesave Plan 2019 as may be amended from time to time;

Shares means:

(a)	fully paid and irredeemable ordinary shares in the capital of the Company, which comply with the conditions in paragraphs 17 to 20 and paragraph 22 of Part 4 of Schedule 3;

(b)	where appropriate the DIs representing such shares; and/or

(c)	shares, or DIs representing those shares following any Capital Reorganisation;

Sharesave Scheme means a sharesave scheme established by the Company or Old Ferguson;

Subsidiary means any subsidiary of the Company within the meaning of section 1159 of and Schedule 6 to the UK Companies Act 2006 over which the Company has Control;

Tax Year means the calendar year or, if it would result in a longer period for the exercise of an Option, the 12 month period in respect of which the Participant’s employing company is obliged to pay tax;

Trustee means the trustee or trustees of any employee benefit trust established by the Company;

US Tax means taxation under the rules of the United States of America; and

US Taxpayer means a person who is or becomes subject to US Tax.

1.2 Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 References to any act or statutory instrument of UK Parliament shall include any modification, amendment or re-enactment thereof.

1.4 Notwithstanding any other provisions of this Appendix A, where an Eligible Employee and/or Option Holder is paid salary other than on a monthly basis:

(a)	references to “months” and “monthly” in the rules shall be construed having regard to such other period by reference to which the Eligible Employee and/or Option Holder is paid; and

(b)

the Board shall take all such steps as it considers necessary or desirable to ensure that an Eligible Employee and/or Option Holder who is paid salary other than monthly is no better or worse off under this Appendix A than an Eligible Employee and/or Option Holder who is paid salary monthly.

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1.5 This Appendix A is intended to be a Schedule 3 SAYE Option Scheme for the purposes of the Act and Appendix A and any Option granted under it shall be interpreted, operated and administered in a manner that is consistent with that intention and in the case of any conflict between these Rules and the provisions of sections 516, 517 and 519 of and Schedule 3 to the Act (the legislation), the legislation shall prevail.

2.	INVITATION FOR OPTIONS

2.1 The Board may, during a Grant Period, invite all Eligible Employees to apply for Options at the Exercise Price.

2.2 The following individuals are Eligible Employees:

(a)	any individual who, at the Invitation Date:

(i)

is an employee, including an executive director, of one or more Participating Companies who, in the case of a director, is required under the terms of his employment to devote at least 25 hours each week (excluding meal breaks) to his duties;

(ii)	has earnings from the office or employment referred to in (i) above that meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) of Schedule 3;

(iii)	has been in Continuous Service with one or more Participating Companies for such period as the Board may determine (not exceeding five years) prior to the Date of Grant; and

(b)

any other individual who, at the Invitation Date, is an employee or director of one or more Participating Companies and who is nominated by the Board (or falls within a category or individuals nominated by the Board) as eligible to participate in this Appendix A in respect of any one or more grants of Options.

2.3 Subject to the specific provisions contained in these rules, the form, manner and timing of invitations to apply for Options, the number of Shares in respect of which invitations are made on any date and whether the Options will be three, five or seven year Options (or any of them, at the election of Eligible Employees), shall be at the absolute discretion of the Board. The invitation may either state the Exercise Price or (provided a mechanism exists by which the Exercise Price will be determined by the Date of Grant) invite applications by reference to amounts of monthly savings.

2.4 The Exercise Price shall be determined by the Board but shall not be less than the higher of:

(a)	in the case of an Option to subscribe for Shares, the nominal value of a Share on the Date of Grant; and

(b)

80 per cent. of the Market Value of a Share on (i) the Dealing Day immediately before the Invitation Date, or (ii) if the Board so determines, the three Dealing Days immediately preceding the Invitation Date, or (iii) such other time or times as may be agreed with HMRC.

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3.	APPLICATION FOR OPTIONS

3.1 If an Eligible Employee wishes to apply for an Option he must, within such period (which shall not be less than 14 days) after the Invitation Date as is stated in the invitation, deliver to the Company (or its appointed agent) a duly completed form of application as prescribed by the Board on which the Eligible Employee must have indicated the Bonus Date on which he intends to apply for repayment, together with a duly completed and signed application for a Savings Contract.

3.2 The application for an Option shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Exercise Price with the expected repayment, including any relevant bonus, under the related Savings Contract at the appropriate Bonus Date.

3.3 The Board may treat all late applications as valid unless they are received fewer than three business days before the Date of Grant.

4.	SCALING DOWN

4.1 If valid applications are received for Options over a number of Shares in excess of that which the Board has determined to make available on a particular occasion, the Board may scale down applications, in accordance with the following steps in this rule 4, in such order and combination as the Board may determine (acting fairly and reasonably):

(a)	if the repayment under the Savings Contract would otherwise be taken as including the seven year bonus it shall be taken to include a bonus but not the seven year bonus;

(b)	reducing the proposed Monthly Contributions pro rata to the excess over such amount as the Board shall determine for this purpose being not less than the Minimum Savings Contribution;

(c)	if the repayment under the Savings Contract would otherwise be taken as including a bonus, it should be taken as not including a bonus; and

(d)	selecting applications by lot, each based on a Monthly Contribution of the Minimum Savings Contribution and the inclusion of no bonus in the repayment under the Savings Contract.

4.2 If the number of Shares available is insufficient to enable an Option based on Monthly Savings Contributions of the Minimum Savings Contribution and the inclusion of no bonus in the repayment under the Savings Contract to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.

4.3 If, in applying the scaling down provisions contained in rule 4.1, Options cannot be granted within the 30 day period referred to in rule 5.2 below, the Board may extend that period by up to 12 days regardless of the expiry of the relevant Invitation Period.

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5.	GRANT OF OPTIONS

5.1 No Option shall be granted to any person if at the Date of Grant that person shall have ceased to be an Eligible Employee.

5.2 Following the receipt by the Company of valid applications the Board may, subject to rules 3.3 and 4, on a single date which shall not be later than the thirtieth day after the earliest date by reference to which the Exercise Price was calculated, grant all (but not some) of the Options for which valid application has been made on that occasion by Eligible Employees in consideration of such Eligible Employees agreeing to enter into the Savings Contracts. As soon as practicable thereafter, the Board shall procure the issue of an option certificate or letter of grant to each Eligible Employee who has been granted an Option. If the Shares which are the subject of an Option are subject to any Restriction, the Company shall as soon as practicable after the Date of Grant notify Option Holders of that fact and the details of any such Restriction. No cash payment shall be made for the grant of an Option.

5.3 No Option shall be granted under this Appendix A more than 10 years after the Adoption Date.

6.	SCHEME LIMITS

6.1 No individual may be invited to apply for, or may be granted, an Option over such number of Shares that the granting of such Option and the entry into the related Savings Contract would result in the infringement of rules 6.2 or 6.3.

6.2 No Eligible Employee may be granted an Option if his Monthly Contributions under the related Savings Contract, when added to the sum of his monthly contributions under any other subsisting Sharesave Scheme, would exceed the Maximum Savings Contribution. Prior to any Invitation Date, the Board may determine that, for the purposes of calculating the limit in this rule 6.2, any monthly contributions under savings contracts entered into in connection with options granted under any other subsisting Sharesave Scheme that the Eligible Employee has cancelled (or which has lapsed pursuant to its terms) before the relevant Bonus Date of such option will be deemed to be monthly contributions being made by such Eligible Employee at the Invitation Date.

6.3 No Option to subscribe for Shares shall be granted under this Appendix A if the result of that grant would be that the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time, when added to the number of Shares or Old Ferguson Shares that:

(a)

could be issued on the exercise of any other subsisting share options granted during the preceding 10 years from the proposed Date of Grant under the Scheme or any other employee share option scheme operated by the Company or Old Ferguson; and

(b)

have been issued on the exercise of any share option granted during the preceding 10 years from the proposed Date of Grant under the Scheme or any other employee share option scheme operated by the Company or Old Ferguson; and

(c)

have been issued during the preceding 10 years from the proposed Date of Grant under any profit sharing or other employee share incentive scheme (not being a share option scheme) operated by the Company or Old Ferguson,

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would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue.

6.4 Reference in this rule 6 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares. Where Shares are allotted or issued to the Trustee for the purpose of satisfying Options by way of transfer of Shares by the Trustee, that should be treated as an issue of Shares. Where Shares are transferred or to be transferred from treasury under this Scheme or any other employee share scheme, such Shares shall (for so long as it remains a guideline of institutional shareholders) be treated as an issue of Shares.

6.5 In determining the limit set out in rule 6.3, no account shall be taken of any Shares where the right to acquire the Shares has been surrendered, has lapsed or is otherwise forfeit.

7.	TERMS OF SAVINGS CONTRACTS

7.1 The Monthly Contribution shall be deducted from the Eligible Employee’s net pay on a monthly basis or via such other method of collection to be determined in accordance with the terms of the Savings Contract and with the approval of HMRC.

7.2 If an Option Holder misses more than 12 Monthly Contributions under the Savings Contract, the Option shall lapse. If an Option Holder withdraws monies from his Savings Contract other than with a view to the exercise of a related Option, that Option shall lapse.

7.3 The Savings Contract shall be personal to the Eligible Employee and, regardless of the terms of the Option, any savings arising under it shall be the property of the Eligible Employee concerned.

8.	EXERCISE AND LAPSE OF OPTIONS

8.1 Save as otherwise permitted in these rules, an Option may only be exercised:

(a)	during the six months following the Bonus Date relating to it; and

(b)	by an Option Holder who is, at the date of exercise, a director or employee of a Participating Company,

and, if not exercised, shall lapse at the end of the six month period following the Bonus Date. The Option Holder may exercise an Option by written notice to the Company in such form as the Board may prescribe.

8.2 Every Option granted under this Appendix A shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted in this rule 8.2 shall cause the Option to lapse.

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8.3 Where an Option Holder ceases to be a director or employee of a Participating Company before the expiry of six months after the Bonus Date:

(a)

on retirement or by reason of redundancy (within the meaning of the Employment Rights Act 1996), injury or disability or a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006, he may exercise any outstanding Options within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Bonus Date;

(b)	on:

(i)

the business (or part of a business) in which he is employed being transferred to a person who is neither an Associated Company nor a company over which the Company has Control where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006, or

(ii)

his employing company ceasing to be an associated company (as defined in paragraph 35 of Schedule 3) of the Company by reason of a change of control of the Company (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010), he may exercise any outstanding Options within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Bonus Date; or

(c)

for any other reason other than dismissal for gross misconduct, serious breach or non-observance of his contract of employment or failure or refusal to carry out the duties assigned to him thereunder, he may exercise any outstanding Options that have been held for at least 3 years at the date of such cessation within six months of the date on which employment ceased, failing which exercise the Options shall lapse automatically: Provided that the Options may not be exercised more than six months following the relevant Bonus Date.

8.4 Subject to rule 8.5, if an Option Holder ceases to be a director or employee of a Participating Company before the expiry of six months after the Bonus Date of any outstanding Options by reason of dismissal for gross misconduct, serious breach or non-observance of his contract of employment or failure or refusal to carry out the duties assigned to him thereunder, his Options lapse automatically upon such cessation.

8.5 If an Option Holder dies, such Options may be exercised by his personal representatives at any time within the 12 month period following:

(a)	the date of death, if the date occurred before the relevant Bonus Date; and

(b)	the Bonus Date, if the death occurred within six months following the relevant Bonus Date,

failing which exercise, the Options shall lapse automatically.

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8.6 For the purposes of rule 8.3, an Option Holder shall not be treated as ceasing to be a director or employee of a Participating Company until he ceases to hold an office or employment in the Company or any company over which the Company has Control or any Associated Company.

8.7 Notwithstanding rule 8.1(b), if, at the Bonus Date, an Option Holder’s employing company has ceased to be a Participating Company but is an Associated Company or a company over which the Company has Control, Options may be exercised within (but no later than) six months following the Bonus Date.

8.8 If, before the Option has become exercisable, the Option Holder:

(a)	gives notice, or is deemed to have given notice, under the terms of the related Savings Contract that he intends to stop paying contributions to that Savings Contract; or

(b)	makes an application for repayment of the related Savings Contract,

the Option shall automatically lapse.

8.9 If an Option Holder is declared bankrupt or enters into any general composition with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986, his Options shall automatically lapse.

8.10 An Option may only be exercised with monies as nearly as possible equal to but not exceeding the amount repaid under the related Savings Contract, including any bonus or interest as at the date of repayment. No account shall be taken of any repayment of any contribution the due date of which arises after the date of repayment, or any bonus or interest in respect of that contribution.

8.11 An Option Holder may exercise his Option on one occasion only, in whole or in part, by giving notice in writing to the Company or to such other person (including, for the avoidance of doubt, the Trustee), as the Company may direct in the prescribed form specifying the number of Shares in respect of which the Option is being exercised and enclosing payment in full of the aggregate Exercise Price of those Shares together with evidence of closure of the related Savings Contract. The date of exercise shall be the date of receipt by the Company (or such other person as the Company may direct) of the notice of exercise. If the Option is exercised in respect of some only of the Shares comprised in the Option, the Option in respect of the balance shall thereupon lapse automatically.

8.12 This rule 8.12 shall apply to US Taxpayers. Notwithstanding anything to the contrary contained in the Scheme, an Option Holder who is a US Taxpayer may only exercise an Option within the shorter of any exercise period specified in the rules of this Scheme and the expiry of two and a half calendar months after the end of the Tax Year in which the Option is no longer subject to a substantial risk of forfeiture.

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9.	TAKE-OVER AND LIQUIDATION

9.1 This rule 9 applies if:

(a)	any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all of the Shares;

(b)

any person (either alone or together with any person acting in concert with him) proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 (to the extent that it is equivalent to section 899 of the Companies Act 2006) applicable to or affecting:

(i)	all the ordinary share capital of the Company or all the shares in the Company which are of the same class as the shares which may be acquired by exercise of Options; or

(ii)

all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme;

(c)

any person (either alone or together with any person acting in concert with him) becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 (to the extent that it is equivalent to sections 979 to 982 (inclusive) or sections 983 to 985 (inclusive) of the Companies Act 2006);

(d)	notice is given of a resolution for the voluntary winding-up of the Company; or

(e)

any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which becomes binding on the shareholders covered by it,

(each a Relevant Event).

9.2 Where this rule 9 applies and subject to rules 9.3 and 10 below, all outstanding Options may be exercised within six months of the Relevant Date (whether or not the Relevant Event occurs before or within six months of the Bonus Date) provided that an Option may not be exercised more than six months after the relevant Bonus Date. Where this rule 9 applies, any outstanding Options that are not exercised (including as a result of the application of rule 9.3) within six months of the Relevant Date shall lapse automatically and any savings under the relevant Savings Contract relating to such Options shall be returned to the Option Holder save that in the case of any Option which has become exercisable under rule 8.5, such Option shall not lapse under this rule 9.2 on the expiry of the six month period following any of the Relevant Events mentioned in rule 9.1(a), (b), (c) or (e) but shall lapse only on the expiry of the relevant 12 month period under rule 8.5. For the avoidance of doubt, any such Option may lapse on the expiry of the six month period arising under rule 9.1(d) even if this occurs before the expiry of the relevant 12 month period under rule 8.5.

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9.3 Without prejudice to the operation of rule 10, Options shall not be exercisable under the foregoing provisions of this rule 9 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event.

9.4 For the purposes of rule 9.1(a):

(a)	the reference to the issued ordinary share capital of the Company does not include any capital already held by the person making the offer or a person connected with that person;

(b)	the reference to Shares in the Company does not include any Shares already held by the person making the offer or a person connected with that person; and

(c)	the general offer referred to in that rule may be made to different shareholders by different means.

9.5 Notwithstanding any provision to the contrary, where this Rule 9 applies or is expected to apply, and in consequence of a Relevant Event mentioned in rule 9.1(a), (b), (c), or (e), the Shares that may be acquired on the exercise of an Option no longer meet, or are not expected to meet, the requirements of paragraphs 17 to 20 (inclusive) and 22 of Part 4 of Schedule 3 the Board may determine that Options may be exercised within a period of 20 days ending on the Relevant Event (conditional upon and with effect from that Relevant Event occurring) or a period of 20 days after the Relevant Event. The Board shall act fairly and reasonably in exercising its discretion under this rule.

10.	OPTION ROLLOVER

10.1 If any company (the acquiring company):

(a)	obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	a general offer to acquire all the Shares; or

(b)

obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 (to the extent that it is equivalent to section 899 of the Companies Act 2006); or

(c)

becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991 (to the extent that it is equivalent to sections 979 to 982 (inclusive) or sections 983 to 985 (inclusive) of the Companies Act 2006); or

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(d)	obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which has become binding on the shareholders covered by it, and notice of a replacement option is given (with the consent of the acquiring company), then, within six months of the Relevant Date, each Option Holder may release any Option granted under this Appendix A which has not lapsed (the old option) in consideration of the grant to him of an option (the new option) which (for the purposes of paragraph 39 of Schedule 3) is equivalent to the old option but relates to shares (which comply with the conditions in paragraphs 18 to 20 (inclusive) and 22 of Schedule 3) in a different company (whether the acquiring company itself or another company falling within paragraph 18(b) or (c) of Schedule 3) (the new grantor).

10.2 The new option shall not be regarded for the purposes of rule 10.1 as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied and, in relation to the new option, the provisions of this Appendix A shall be construed as if:

(a)	the new option were an option granted under this Appendix A at the same time as the old option;

(b)

references to the Company in the rules were references to the new grantor provided that references to Participating Company shall continue to be construed as if references to the Company within this definition were to Ferguson plc (with company number 128484);

(c)	references to the Board in the rules were references to the board of directors of the new grantor;

(d)	references to Shares were references to shares in the new grantor;

(e)	the Savings Contract entered into in connection with the old option had been made in connection with the new option; and

(f)	the Bonus Date in relation to the new option was the same as that in relation to the old option.

10.3 For the purposes of Rule 10.1(a):

(a)	the reference to the issued ordinary share capital of the Company does not include any capital already held by the person making the offer or a person connected with that person;

(b)	the reference to Shares in the Company does not include any Shares already held by the person making the offer or a person connected with that person; and

(c)	the general offer referred to in that rule may be made to different shareholders by different means.

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11.	ADJUSTMENT OF OPTIONS

11.1 In the event of any Capital Reorganisation, the Exercise Price, the description (but not the class) of Shares and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine: Provided that:

(a)

no adjustment shall take effect unless the total Market Value of the Shares subject to any Option is immediately after the adjustment or adjustments substantially the same as what it was immediately before the adjustment or adjustments and the aggregate Exercise Price of such Option is immediately after the adjustment or adjustments substantially the same as what it was immediately before the adjustment or adjustments;

(b)	no adjustment shall be made pursuant to this rule which would increase the aggregate Exercise Price of any Option; and

(c)	no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share.

11.2 Any adjustment to Options made pursuant to this rule 11 shall be notified to the relevant Option Holder.

12.	ALLOTMENT OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

Subject to any necessary consents, to payment being made for the Shares and to compliance by the Option Holder with the terms of this Appendix A, not later than 30 days after receipt of any notice of exercise in accordance with rule 8, the Company shall either allot and issue or procure the transfer of Shares to the Option Holder (or to his nominee). The Company shall or, if applicable, shall procure that the Trustee shall (unless the Shares are to be issued in uncertificated form), as soon as practicable, deliver to the Option Holder (or such nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares.

13.	RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO OPTIONS

13.1 All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.

13.2 Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company from time to time in force.

14.	AVAILABILITY OF SHARES

14.1 The Company shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.

14.2 If and so long as the Shares are admitted to listing by the Financial Conduct Authority and admitted to trading on the London Stock Exchange, the Company will, at its expense, apply to the Financial Conduct Authority and to the London Stock Exchange for admission to the Official List (unless listing has already been granted) and for trading, respectively, of Shares allotted on the exercise of any Option.

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15.	ADMINISTRATION AND AMENDMENT

The decision of the Board shall be final and binding in all matters relating to this Appendix A and it may at any time discontinue the grant of further Options or amend any of the provisions of this Appendix A in any way it thinks fit: Provided that:

(a)

if an alteration or addition is made to a key feature (within the meaning of paragraph 40B(8) of Schedule 3) of this Appendix A at a time when it is a Schedule 3 SAYE Option Scheme and if such status is to be maintained, it shall not have effect if it would result in the requirements of Parts 2 to 7 of Schedule 3 to the Act not being met in relation to the Scheme. If such status is not to be maintained, the first sentence of this rule 15(a) shall not apply. The Company shall provide such information and make such declarations in relation to any amendment to a key feature as is required for the purposes of Schedule 3;

(b)

except as herein provided, the Board shall not make any amendment that would materially prejudice the interests of existing Option Holders except with the prior consent or sanction of the Option Holders who, if they exercised their Options in full, would thereby become entitled to a majority of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Options;

(c)	no amendment to the advantage of Eligible Employees or Option Holders may be made to:

(i)	the definition of Eligible Employee;

(ii)	the limitations on the number of Shares subject to this Appendix A;

(iii)	the maximum entitlement for any Eligible Employee under this Appendix A;

(iv)	the basis for determining an Eligible Employee’s entitlement to Shares under this Appendix A;

(v)	the terms of Shares to be provided under this Appendix A; and

(vi)	the adjustments to Options, under rule 11, in the event of a Capital Reorganisation,

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of this Appendix A, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and Option Holders or any member of the Group;

(d)	without prejudice to any provision of this Appendix A which provides for the lapse of an Option, the Board may not cancel an Option unless the Option Holder agrees in writing to such cancellation.

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16.	TAX

Any liability of an Option Holder to income tax shall be for the account of the relevant Option Holder.

17.	GENERAL

17.1 Any Participating Company may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of this Appendix A, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by applicable law.

17.2 Notwithstanding any other provision of this Appendix A:

(a)	this Appendix A shall not form part of any contract of employment between the Company or any Subsidiary and an Option Holder;

(b)

no Eligible Employee has any right to be granted an Option and the fact that an Eligible Employee may have received invitations to participate in this Appendix A and/or been granted Options under this Appendix A shall not entitle any Eligible Employee to future invitations or grants;

(c)

the benefit to an Option Holder of participation in this Appendix A (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his contractual remuneration or benefits or count as his contractual remuneration or benefits for any purpose;

(d)

nothing in this Appendix A shall in any way be construed as imposing upon any member of the Group a contractual obligation as between the member of the Group and an Option Holder to contribute to this Appendix A; and

(e)

if an Option Holder ceases to be employed within the Group, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under this Appendix A (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be employed within the Group whether lawfully or unlawfully) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise (or by way of similar provisions of the law of the jurisdiction in which the Option Holder is resident).

By participating in this Appendix A, an Option Holder is deemed to have agreed to the provisions of this Appendix A and in particular, this rule 17.2.

17.3 The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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17.4 Any notice or other document required to be given under or in connection with this Appendix A may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with this Appendix A may be delivered or sent by post to it at its corporate services office at 1020 Eskdale Road, Winnersh, Wokingham RG41 5TS (or such other place or places as the Board may from time to time determine and notify to Option Holders).

17.5 The Company, or where the Board so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.

17.6 Benefits under this Scheme shall not be pensionable.

17.7 By accepting the grant of an Option, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.

17.8 These rules shall be governed by, and construed in accordance with, the laws of England. Unless specifically stated otherwise, each Option Holder, the Company and any other Participating Company or Associated Company submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with this Appendix A.

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